UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 Current Report

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


                Date  of  Report  (Date  of  earliest event reported):
                                December 10, 1998 (December 1, 1998)


                            HOMESTAKE MINING COMPANY
             (Exact name of Registrant as specified in its charter)




             Delaware             1-8736                  94-2934609
         (State or other         (Commission             (I.R.S.  Employer
         jurisdiction of         File Number)            Identification Number)
         incorporation)



           650 California Street, San Francisco, California        94108-2788
               (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (415) 981-8150
                                                    http://www.homestake.com

Item 5.    Other Items


1.       Acquisition of Prime Resources Group Inc./Special Meeting of
         Stockholders

         On December 1, 1998 at a Special Meeting of Stockholders, Homestake Mining Company stockholders approved a Restated Certificate of Incorporation. The restated certificate has increased the number of authorized shares of Homestake Common Stock from 250,000,000 to 450,000,000, increased the number of authorized shares of Series A Preferred Stock from 2,500,000 to 4,500,000, created one share of Special Voting Stock and made certain technical changes, primarily to reflect the existence of the Special Voting Stock. Homestake's stockholders also approved an Outside Directors' Stock Compensation Plan that provides for external directors to receive a portion of their compensation in Homestake common stock. Stockholder votes were as follows:

         Restated Certificate of Incorporation

         Votes For                  Votes Against             Abstentions               Non-Vote
         118,294,460                16,092,719                819,490                   35,556,668

         1998 Outside Directors' Stock Compensation Plan
         Votes For                  Votes Against             Abstentions               Non-Vote
         163,842,374                4,621,467                 2,299,496                 -0-

         On December 1, 1998 Homestake announced that the shareholders of Prime Resources Group Inc. ("Prime") approved a Plan of Arrangement to accept Homestake's offer to acquire the 49.4% of Prime it did not already own. Under the Plan of Arrangement, for each Prime Common Share outstanding (other than Prime Common Shares held by Homestake and its wholly owned subsidiaries), Prime shareholders had the option of receiving 0.74 of a Homestake Mining Company Common Share or 0.74 of a Homestake Canada Inc. Exchangeable Share ("HCI Exchangeable Share"). Each HCI Exchangeable Share is exchangeable for one share of Homestake Mining Company Common Stock at any time at the option of the holder and has essentially the same voting, dividend (payable in Canadian dollars), and other rights as one share of Homestake Common Stock. The Special Voting Stock referred to above was issued to Montreal Trust Company of Canada, in trust for the holders of the HCI Exchangeable Shares, and provides the mechanism for holders of HCI Exchangeable Shares to receive voting rights in Homestake Mining Company.

         On December 3, 1998 Homestake announced it had completed the acquisition of the 49.4% of Prime it did not already own. As a result of this transaction, Homestake owns 100% of Prime through Homestake's wholly owned subsidiary, Homestake Canada Inc. Homestake has issued an additional 16.7 million shares of Homestake Common Stock and has reserved 11.1 million shares of Homestake Common Stock for issuance on exchange of the HCI Exchangeable Shares.

         Copies of the Registrant's December 1, 1998 and December 3, 1998 news releases are attached as Exhibit 99.7 and Exhibit 99.8, respectively.

         The Restated Certificate of Incorporation of the Registrant is attached as Exhibit 3.6.

         The 1998 Outside Directors' Stock Compensation Plan of the Registrant is attached as Exhibit 10.4.


7(c)     Exhibits

          3.6     Restated Certificate of Incorporation

         10.4     1998 Outside Directors' Stock Compensation Plan

         99.7 News Release, dated December 1, 1998, announcing Prime Resources Group Inc.'s acceptance of the Registrant's offer.

         99.8 News Release, dated December 3, 1998 announcing the Registrant's completion of the acquisition of the 49.4% of Prime Resources Group Inc. it did not already own.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   December 10, 1998



                            HOMESTAKE MINING COMPANY
                                  (Registrant)



                                        By:  /s/ David W. Peat
                                            ------------------
                                            David W. Peat
                                            Vice President and Controller